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                            WORTHINGTON FOODS, INC.
                        COMPUTATION OF EARNINGS PER SHARE




                                                                              Three Months Ended
                                                                             4/4/97       3/29/96
                                                                             ------       -------
Primary:

Weighted average number of common shares outstanding                        8,594,589     8,485,045

Net effect of dilutive stock options based on treasury stock
 method using average market price                                            372,849       294,783
                                                                           ----------    ----------
Weighted average common and common equivalent shares                        8,967,438     8,779,828
                                                                           ==========    ==========

Net income                                                                 $1,855,000    $1,287,000
                                                                           ==========    ==========

Earnings per share                                                         $     0.21    $     0.15
                                                                           ==========    ==========



Fully diluted:

Weighted average number of common shares outstanding                        8,594,589     8,485,045

Net effect of dilutive stock options based on treasury stock method using market price at end of period if greater than
 the average market price during the period                                   376,380       305,464
                                                                           ----------    ----------

Weighted average common and common equivalent shares                        8,970,969     8,790,509
                                                                           ==========    ==========

Net income                                                                 $1,855,000    $1,287,000
                                                                           ==========    ==========

Earnings per share                                                         $     0.21    $     0.15
                                                                           ==========    ==========



Note: 1996 share amounts have been adjusted to reflect the four-for-three share split in December, 1996.

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